EXHIBIT 10.2

AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN
OF
NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation, a Delaware corporation (the “Corporation”), hereby adopts the following plan (the “Plan”) with respect to net investment income dividends and capital gains distributions declared by its Board of Directors on shares of its Common Stock, par value $0.01 per share (the “Common Stock”).

1. Unless a stockholder specifically elects to receive cash as set forth below, all net investment income dividends and all capital gains distributions hereafter declared by the Board of Directors shall be payable in shares of the Common Stock of the Corporation, and no action shall be required on such stockholder’s part to receive a distribution in stock.

2. Such net investment income dividends and capital gains distributions shall be payable on such date or dates as may be fixed from time to time by the Board of Directors to stockholders of record at the close of business on the record date(s) established by the Board of Directors for the net investment income dividend and/or capital gains distribution involved.

3. The Corporation shall use only newly-issued shares of its Common Stock to implement the Plan if the price at which newly-issued shares are to be credited is equal to or greater than 110% of the last determined net asset value of the shares. The number of shares to be issued to a stockholder shall be determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of the Corporation’s Common Stock at the close of regular trading on The Nasdaq Global Select Market LLC on the valuation date fixed by the Board of Directors for such distribution. Market price per share on that date shall be the closing price for such shares as reported on The Nasdaq Global Select Market LLC or, if no sale is reported for such day, at the average of their electronically-reported bid and asked prices.

4. If the Corporation declares a distribution to stockholders, the Corporation may instruct the Plan Administrator, as defined below, not to credit accounts with newly-issued shares and instead to buy shares in the market if the price at which newly-issued shares are to be credited does not exceed 110% of the last determined net asset value of the shares. Shares purchased in open market transactions by the Plan Administrator shall be allocated to each Participant, as defined below, based upon the average purchase price, excluding any brokerage charges or other charges, of all shares of Common Stock purchased with respect to the applicable distribution.

5. A stockholder may elect from time to time to receive his or its net investment income dividends and capital gains distributions in cash. To exercise this option, such stockholder shall notify American Stock Transfer and Trust Company, LLC, the plan administrator and the Corporation’s transfer agent and registrar (referred to as the “Plan Administrator”), in writing or through the internet at www.amstock.com or the toll free number (888) 333-0212 so that such notice is received by the Plan Administrator no later than three days prior to the payment date fixed by the Board of Directors for the net investment income dividend and/or capital gains distribution. If the request to terminate participation in the Plan is received less than three days prior to the payment date then that dividend will be reinvested, but all subsequent dividends on all balances will be paid out in cash. Such election shall remain in effect (without the requirement to confirm the election) until the stockholder shall notify the Plan Administrator in writing of such stockholder’s withdrawal of the election, which notice shall be delivered to the Plan Administrator no later than three days prior to the payment date fixed by the Board of Directors for the next net investment income dividend and/or capital gains distribution by the Corporation.

6. The Plan Administrator will set up an account for shares acquired pursuant to the Plan for each stockholder who has not so elected to receive dividends and distributions in cash (each a “Participant”). The Plan Administrator will hold each Participant’s shares, together with the shares of other Participants, in non-certificated form in the Plan Administrator’s name or that of its nominee. Upon request by a Participant, received in writing or through the internet at www.amstock.com or the toll free number (888) 333-0212 at any time, the Plan Administrator will, instead of crediting shares to and/or carrying shares in a Participant’s account, issue, to the Participant, a certificate registered in the Participant’s name for the number of whole shares payable to the

Participant and a check for any fractional share less a transaction fee of the lesser of (i) $15.00 and (ii) the price of the fractional share.

7. The Plan Administrator will confirm to each Participant each acquisition made pursuant to the Plan as soon as practicable but not later than 30 business days after the date thereof. Although each Participant may from time to time have an undivided fractional interest (computed to three decimal places) in a share of Common Stock of the Corporation, no certificates for a fractional share will be issued. However, dividends and distributions on fractional shares will be credited to each Participant’s account. In the event of termination of a Participant’s account under the Plan, the Plan Administrator will adjust for any such undivided fractional interest in cash at the market value of the Corporation’s shares at the time of termination.

8. The Plan Administrator will forward to each Participant any Corporation related proxy solicitation materials and each Corporation report or other communication to stockholders, and will vote any shares held by it under the Plan in accordance with the instructions set forth on proxies returned by Participants to the Corporation or the Plan Administrator.

9. In the event that the Corporation makes available to its stockholders rights to purchase additional shares or other securities, the shares held by the Plan Administrator for each Participant under the Plan will be added to any other shares held by the Participant in certificated form in calculating the number of rights to be issued to the Participant.

10. The Plan Administrator’s service fee, if any, and expenses for administering the Plan will be paid for by the Corporation for all purchases made.

11. Each Participant may terminate his or its account under the Plan by so notifying the Plan Administrator via its website at www.amstock.com, by filling out the transaction request form located at the bottom of his or its statement and sending it to the Plan Administrator at American Stock Transfer and Trust Company LLC, P.O. Box 922, Wall Street Station, New York, NY, 10269-0560, Attn: Plan Administration Department, or by calling the Plan Administrator at (888) 333-0212. Such termination will be effective immediately if the Participant’s notice is received by the Plan Administrator more than three days prior to any dividend or distribution payment date. If notice to terminate the Participant’s account is received less than three days prior to a payment date then that dividend or distribution will be reinvested, but all subsequent dividends and distributions will be paid out in cash on all balances. The Plan may be terminated by the Corporation upon notice in writing mailed to each Participant at least 30 days prior to any record date for the payment of any dividend or distribution by the Corporation. Upon any termination, the Plan Administrator will cause a certificate or certificates to be issued for the full shares held for the Participant under the Plan and a cash adjustment for any fractional share to be delivered to the Participant without charge to the Participant. If a Participant elects by his or its written or telephonic or internet notice to the Plan Administrator to have the Plan Administrator sell part or all of his or its shares and remit the proceeds to the Participant, the Plan Administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds.

12. These terms and conditions may be amended or supplemented by the Corporation at any time but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to each Participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Plan Administrator receives written notice of the termination of the Participant’s account under the Plan. Any such amendment may include an appointment by the Plan Administrator in its place and stead of a successor agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Administrator under these terms and conditions so long as such appointment is approved by the Corporation. Upon any such appointment of any agent for the purpose of receiving dividends and distributions, the Corporation will be authorized to pay to such successor agent, for each Participant’s account, all dividends and distributions payable on shares of the Corporation held in the Participant’s name or under the Plan for retention or application by such successor agent as provided in these terms and conditions.

13. Unless otherwise stated herein, all correspondence concerning the Plan shall be directed to the Plan Administrator by mail at American Stock Transfer and Trust Company LLC, P.O. Box 922, Wall Street Station, New York, NY 10269-0560, or by calling the Plan Administrator, telephonically at (888) 333-0212.

14. The Plan Administrator will at all times act in good faith and use its best efforts within reasonable limits to ensure its full and timely performance of all services to be performed by it under this Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Plan Administrator’s negligence, bad faith, or willful misconduct or that of its employees or agents.

15. These terms and conditions shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.